UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2021
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Brigham Minerals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5914 W. Courtyard Drive,	Suite 200
Austin,	TX	78730
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:	(512)	220-6350
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, Carrie P. Clark gave notice of her resignation as a member of the Board of Directors of the Company and from all committees thereof, effective June 25, 2021. Ms. Clark did not resign as a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

The Board of Directors has appointed Mr. Richard Stoneburner, a current member of the Nominating & Governance Committee (the “Committee”), as Chair of the Committee to replace Ms. Clark and also appointed Mr. A. Lance Langford as a member of the Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.
Date:	June 30, 2021
		By:	/s/ Kari A. Potts
		Name:	Kari A. Potts
		Title:	Vice President, General Counsel, Compliance Officer and Corporate Secretary